Exhibit 99.1



Accesstel Inc. Announces Completion of Acquisition of Euro Offline FRIDAY, JANUARY 02, 2004 5:30 PM
- PrimeZone

DENVER, Jan 02, 2004 (PRIMEZONE via COMTEX) - Accesstel Inc. (ACST) is pleased to announce they have completed the acquisition of Euro Offline, an established high end furniture company located in Denver, CO.

The company will be trading under a new name and symbol within 10-15 business days.

About Euro Offline

Euro Offline is an established, high end furniture company located in Denver, Colorado, dealing with exclusive European lines such as DeSede (Switzerland), Minotti, MDF, Cappellini and Bonacina (Italy), Walter Knoll and Draenert (Germany) to name a few. You can access a complete overview of products they offer by visiting their web site www.eurooffline.com.

On behalf of the Board
Randall L. Middleton

Forward Looking Statement

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the Company's current expectations as to future events. However, the forward-looking events and circumstances discussed in this press release might not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

SOURCE: Accesstel Inc.

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